Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Merge Healthcare Incorporated:
We consent to the incorporation by reference in this registration statement (No. 333-125603) on Form S-3 of Merge Healthcare Incorporated of our reports dated March 31, 2008, with respect to the consolidated balance sheets of Merge Healthcare Incorporated and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, shareholders’ equity, comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2007 and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 Annual Report on Form 10-K of Merge Healthcare Incorporated and to the reference to our firm under the heading “Experts” in the prospectus.
Our report dated March 31, 2008, on the effectiveness of internal control over financial reporting as of December 31, 2007, expresses our opinion that Merge Healthcare Incorporated did not maintain effective internal control over financial reporting as of December 31, 2007 because of the effects of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that management identified and included in management’s assessment a material weakness relating to accounting for income taxes.
Our report on the consolidated financial statements refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, on January 1, 2006 and the adoption of the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, on January 1, 2007.
Our report on the consolidated financial statements also refers to the assumption that the Company will continue as a going concern. The Company has suffered recurring losses from operations and negative cash flows that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/ KPMG LLP

Chicago, Illinois
April 23, 2008